Exhibit 4.16.2
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
FIRST AMENDMENT TO THE PACKAGING AND SUPPLY AGREEMENT
This Amendment ("First Amendment") dated as of the date of last signature below (the "Amendment Effective Date"), is entered into by and between Sharp Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania having its principal office at 7451 Keebler Way, Allentown, Pennsylvania 18106 ("Sharp") and Indivior UK Limited (CO No. 7183451), a corporation organized and existing under the laws of England and Wales having its registered address at 103-105 Bath Road, Slough, Berkshire SL1 3UH, United Kingdom ("Manufacturer") (collectively "the parties") in relation to the Packaging and Supply Agreement made between the parties which has an effective date of 23rd August 2017 (the "Supply Agreement").
WITNESSETH:
WHEREAS, Manufacturer and Sharp desire to amend the Supply Agreement as set forth herein;
NOW, THEREFORE, for good and valuable consideration the details of which are set out in the amended Annex A to the Supply Agreement which sets out -inter alia-amended prices for Sublocade Products and also introduces a pricing structure for Nalscue and Project [***] products, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.    By virtue of
-    clause 5(1)(a) of the Supply Agreement as regards the Sublocade products listed in the amended Annex A (annexed hereto) and
-    clause 13(4) of the Supply Agreement for all the products listed in the amended Annex A (annexed hereto),
Exhibit A to the Supply Agreement is hereby amended, such that
a)    the figures in table in section 1 marked "Lot Size" and "Price per Unit" (MSA Pricing Small Preprinted Pouch One Step) are deleted and the figures set out below are added in their stead
b)    the figures in the table in section 2 marked "Lot Size" and "Price Per Unit" are deleted and the figures set out below ("Sublocade Large Pouch One Step" and "Sublocade Large Pouch Two Step") are added in their stead
c)    Two new tables are added in the figures set out below; the first being "Nalscue France" and the second being "Project [***]"
2.    The Amendment Effective Date shall be the date upon which this amendment shall come into force, and shall be the date of the last signature below.
3.    Except as amended by their First Amendment all terms and conditions of the Supply Agreement are affirmed and remain in full force and effect.
4.    The Supply Agreement as modified by this First Amendment contains the entire understanding between the parties hereto with respect to the transactions contemplated by the Supply Agreement and supersedes and replaces all prior and contemporaneous agreements and understandings oral or written with regard to such transactions.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representatives, as of the Amendment Effective Date.

INDIVIOR UK Limited		SHARP CORPORATION
By:	/s/ Frank Stier	By:	/s/ Jeff Benedict
Name:	Frank Stier	Name:	Jeff Benedict
Title:	Chief Manufacturing & Supply Officer	Title:	Senior Vice President
Date:	23 March 2018	Date:	January 12, 2018

SCHEDULE A: PRODUCTS / PRICES
All purchases shall be made F.O.B. Sharp’s dock. Subject to the adjustments described in Section 5.1, and as offered on the attached quotations, the Prices are as follows:

Product	Sharp Design	Lot Size	Price Per
Nalscue France	[***]	[***]	[***]
Sublocade Large Pouch Two Step (Launch) [***]	[***]	[***]	[***]
Sublocade Large Pouch One Step [***]	[***]	[***]	[***]
Sublocade Small Preprinted Pouch One Step [***]	[***]	[***]	[***]
Project [***] [***]	[***]	[***]	[***]
Overtime Shift Charges

Saturdays	$[***] per shift for one line
Sundays	$[***] per shift for one line
Holidays	$[***] per shift for one line
Sharp 2018 Holidays
[***]